                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               MONY HOLDINGS, LLC


     THIS LIMITED LIABILITY COMPANY AGREEMENT of MONY Holdings, LLC, is entered into by The MONY Group Inc., as sole member.

     WHEREAS, MONY Holdings, LLC was formed as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C.ss.18-101, et seq., as amended from time to time, by filing a Certificate of Formation of MONY Holdings, LLC with the office of the Secretary of State of the State of Delaware on February 27, 2002;

     NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, Member agrees to the terms of this Agreement as herein set forth in full:

     Section 1. Defined Terms. The capitalized terms used in this Agreement
                -------------
shall, unless the context otherwise requires or unless otherwise expressly provided herein, have the meanings set forth below:

     (a) "Act" shall mean the Delaware Limited Liability Company Act, 6 Del. C.ss.18-101, et seq., as amended from time to time.


     (b) "Affiliate" when used with respect to a Person shall mean any other Person controlling, controlled by, or under common control with, such Person.

     (c) "Agreement" shall mean this Limited Liability Company Agreement of the Company, as amended, modified, supplemented or restated from time to time.

     (d) "Assets" shall mean real or personal (tangible or intangible) property or participations or other interests therein.

     (e) "Available Cash" of the Company shall mean all available cash funds of the Company on hand from time to time (other than cash funds obtained as contributions to the capital of the Company by the Member(s) and cash funds obtained from loans to the Company unless expressly determined by the Member(s) to be considered part of Available Cash) after (i) payment of all operating expenses of the Company as of such time, (ii) provision for payment of all outstanding and unpaid current obligations of the Company as of such time, and
(iii) provision for a working capital reserve as determined by the Member(s).

     (f) "Capital Contribution" shall mean the total value of cash and fair value of property as determined by the Member(s) contributed and agreed to be contributed to the Company by the Member(s), as shown in Section 6(a)(1) of this Agreement, as the same may be amended from time to time.

     (g) "Code" shall mean the Internal Revenue Code of 1986, as amended. All references herein to sections of the Code shall include any corresponding provision or provisions of any succeeding law.

     (h) "Company" shall mean MONY Holdings, LLC, the limited liability company formed pursuant to this Agreement.

     (i) "Entity" shall mean any association, corporation, general partnership, limited partnership, limited liability company, joint stock association, joint venture, trust, business trust, cooperative, and any foreign association of like structure.

     (j) "Indenture" shall mean that certain indenture between the Company and ___ as Trustee, pursuant to which the Notes will be issued.

     (k) "Interest" shall mean the Member(s) ownership interest in the Company including, without limitation, the right of the Member to the profits and losses of the Company and to receive distributions of the Company's assets, together with the obligations of the Member(s) to comply with all the terms and provisions of this Agreement.

     (l) "Member" shall mean the Initial Member and any permitted assigns or additional Members admitted pursuant to Section 15(b).

     (m) "Notes" means the notes to be issued by the Company pursuant to the Indenture.

     (n) "Person" shall mean any individual or Entity, and the heirs, executors, administrators, successors and assigns of any such Person where the context so requires.

     (o) "Purchase Agreement" means the agreement between the Company and the Initial Purchasers of the Notes named therein.

     Section 2. Name. The name of the limited liability company formed hereby is
                -----
MONY Holdings, LLC.

     Section 3. Formation and Purpose of the Company. On behalf of the Initial
                -------------------------------------
Member, an authorized person has formed a limited liability company under the laws of the State of Delaware by the filing of the Certificate of Formation for the Company pursuant to Delaware law. The purpose of the Company shall be as follows:

          (1) To purchase or otherwise acquire, hold, lease (as lessee or lessor) and sell or dispose of Assets for any lawful purpose and to manage any Assets so acquired (including, without limitation to hold stock as a holding company);

          (2) To participate (either directly or through a trustee acting on behalf of the Company) in: (i) the lease of Assets from, and the sublease back of Assets to, any Person, and the further disposition by the Company of such leased Assets; (ii) the entry into any agreements and other documents relating to the foregoing and consummation of the transactions contemplated thereby, including without limitation, borrowing of funds thereunder; and (iii) businesses permitted pursuant to Article XI of the Indenture;

     (3) To possess, transfer, mortgage, pledge or otherwise deal in, and to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Assets held or owned by the Company, in each case in accordance with the terms of this Agreement, and to carry Assets in the name of a nominee or nominees;

     (4) To (i) borrow or raise money; (ii) issue, accept, endorse and execute promissory notes, loan agreements, options, purchase agreements, contracts, documents, checks, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness;
(iii) secure performance under any such agreement and the payment of any such indebtedness and of the interest thereon by mortgage upon, security in, or pledge, conveyance, assignment in trust or subordination of, the whole or any part of the property of the Company whether at the time owned or thereafter acquired; and (iv) sell, lease (as lessee or lessor) pledge or otherwise dispose of any such obligations of the Company for its purposes, in each case in accordance with the terms of this Agreement;

     (5) To execute and deliver the Indenture and the Purchase Agreement (and the other agreements contemplated thereby) and to execute, issue and deliver the Notes, and engage in the transactions contemplated by the Indenture and the Purchase Agreement (and the other agreements contemplated thereby).

     (6) To engage in any lawful act, business, purpose or activity for which limited liability companies may be organized under Delaware law;

     (7) To exercise all other powers necessary to, or reasonably connected with, the Company's business which may be legally exercised by limited liability companies under Delaware law; and

     (8) To do such other things and to engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

     Section 4. Registered Office. The address of the registered office of the
                ------------------
Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Company may locate its place of business and, subject to applicable law, registered office at any other place or places as the officers may from time to time deem advisable.

     Section 5. Registered Agent. The name and address of the registered agent
                -----------------
of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801.

     Section 6. Initial Member: Capital Account.
                --------------------------------

     (a) Address and Capital Contributions of Initial Member

     (1) The Initial Member's address and its Capital Contribution to the Company are set forth as follows:

        Member                  Initial Capital Contribution         Subsequent Capital Contributions
---------------------------    ------------------------------    ----------------------------------------
The MONY Group Inc.                         $500                   May be augmented from time to time
1740 Broadway                                                      during the existence of the Company
New York, NY 10019                                                 as the Company requests and the
                                                                   Member agrees to provide.


     (b) Capital and Capital Account

          (1) The Initial Member shall make Capital Contributions as set forth in Section 6(a)(1) hereof. No interest shall be paid on any Capital Contribution.

          (2) In addition to the Capital Contributions set forth in Section 6(a)(1) hereof, the Initial Member may determine from time to time that additional Capital Contributions are needed to enable the Company to conduct its business.

          (3) The Member(s) shall not have the right to withdraw its Capital Contribution or to demand and receive property of the Company or any distribution in return for its Capital Contribution, except as may be specifically provided in this Agreement or required by law (excluding any law which grants such a right in the absence of a negating provision in this Agreement).

     (c) Representations and Warranties. The Initial Member hereby represents and warrants to the Company that: (a) it is duly organized, validly existing, and in good standing under the law of the State of Delaware and that it has full organizational power and authority to execute this Agreement and to perform its obligations hereunder; (b) the Initial Member is acquiring its interest in the Company for its own account as an investment and without an intent to distribute the interest in any distribution in violation of applicable securities laws; and
(c) the Initial Member acknowledges that such interest has not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Initial Member in any transaction in the absence of registration or an available exemption from registration under such laws.

     Section 7. Powers.
                -------

     (a) The business affairs of the Company shall be managed by the Initial Member, which shall have the power and authority to do and say any acts necessary and convenient to or for the furtherance of the purposes described in this Agreement, including all powers and authorities, statutory or otherwise, possessed by members of limited liability companies under the laws of the State of Delaware. The Initial Member may delegate authority to act on behalf of the Company and to manage the business affairs of the Company to one or more officers of the Company appointed by the Initial Member. The Initial Member may from time to time create offices of the Company, designate the powers that may be exercised by such office, and authorize and empower any officer to direct such office. Any officer of the Company is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file any amendments and/or restatements of the Certificate of Formation of the Company and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

     Section 8. Officers.
                ---------

     (a) Management. The Initial Member initially delegates authority to act on behalf of the Company to a President, a Chief Financial Officer and one or more Vice Presidents. The President, Chief Financial Officer and the Vice President(s), each acting alone, without the approval or authorization of the Initial Member, shall have full and exclusive management and control of the business of the Company, including, without limitation, the power to appoint Persons to act on behalf of the Company. The initial officers of the Company, who shall serve until their successors are duly appointed by the Initial Member pursuant to Section 7 hereof and this Section 8(a), or their earlier death or resignation, are as follows:

      President -                 Kenneth Levine
      Chief Financial Officer -   Richard Daddario
      Vice President -            Michael Slipowitz

     (b) Compensation. Officers of the Company shall receive no compensation from the Company for serving as officers of the Company.

     (c) Liability for Certain Acts. Officers of the Company, shall exercise their business judgment in participating in the management of the business, operations and affairs of the Company. To the fullest extent permitted by law, officers of the Company shall not be liable for any mistake of fact or judgment or for the doing of any act or the failure to do any act in conducting the business, operations and affairs of the Company, which may cause or result in any loss or damage to the Company. The Member(s) shall incur no liability to the Company as a result of engaging in any other business or venture.

     Section 9. Dissolution. The Company shall dissolve, and its affairs shall
                ------------
be wound up upon the first to occur of the following: (a) the written consent of the Member(s); (b) the resignation, expulsion, bankruptcy, dissolution, death or insanity of all of the Member(s) or the occurrence of any other event which terminates the continued membership of all of the Member(s) in the Company (other than a permitted transfer of the Member's entire membership interest pursuant to the terms of this Agreement); or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

     Section 10. Distributions. The Company may make distributions of Available
                 --------------
Cash or other property to the Member(s), on a proportionate basis, from time to time.


     Section 11. Meeting of Member(s)
                 --------------------

     (a) Meeting of Member(s). The annual meeting of the Member(s) may be held at such time and in such place or places inside or outside of Delaware as the Member(s) may from time to time determine.

     (b) Action by Member(s) without Meeting. Any action permitted or required to be taken by the Member(s) of the Company may be effected at a meeting of the Member(s) or by written consent of the Member(s) holding all of the membership interests of the Company, with the same effect as if taken at a meeting of the Member(s).

     Section 12. Liability of Member(s). No Member shall have any personal
                 -----------------------
liability whatsoever, solely by reason of its status as a Member of the Company, whether to the Company or any creditor of the Company, for the debts, obligations or liabilities of the Company or any of its losses beyond the amount of the Member's obligation to contribute its Capital Contribution to the Company.

     Section 13. Indemnification.
                 ----------------

     (a) Indemnification of Member(s). The Company shall indemnify, to the full extent and under the circumstances permitted by Delaware law, any Member made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that it is a Member of the Company. This right of indemnification shall not be deemed exclusive of any other rights to which the Member indemnified herein may be entitled by agreement or otherwise, and shall continue as to the Member who may cease to be a Member and shall inure to the benefit of its successor and assigns. It is not intended that the provisions of this section be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provision.

     (b) Indemnification of Officers

     (1) Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Company.

     Subject to Section 13(b)(3) of this Section 13(b), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a officer of the Company, or is or was serving at the request of the Company as a officer of Another Enterprise (hereinafter defined in Section 13(b)(8) of this Section 13(b)), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (2) Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company.

     Subject to Section 13 (b)(3) of this Section 13(b), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a officer of the Company, or is or was serving at the request of the Company as a officer of Another Enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such other action or suit if such person acted in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; provided, however that no indemnification shall be made in respect of any claim, issue or matter if a judgment or final adjudication adverse to such person establishes that his or her acts or omissions (x) were in breach the indemnification standards and restrictions set forth in this Agreement, as provided in Section 18-108 of the Act, (y) were not in good faith or involved a knowing violation of law, or (z) resulted in receipt by such person of an improper personal benefit. Notwithstanding the preceding sentence, indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the Company if and to the extent that the Chancery Court of the State of Delaware or the court in which such action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Superior Court or such other court shall deem proper.

     (3) Authorization of Indemnification.

     Any indemnification under this Section 13(b) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the officer is proper in the circumstances, because such person has met the applicable standard of conduct set forth in Section 13(b)(1) or Section 13(b)(2) of this Section 13(b), as the case may be. Such determination shall be made by the Member(s). To the extent, however, that an officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     (4) Good Faith Defined.

     For purposes of any determination under Section 13(b)(3) under this Section 13(b), a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if such person's action is based upon:

     o the financial statements, books of account or reports of the Company or Another Enterprise represented to such person to be correct by the President, the officer of the Company or Another Enterprise having charge of its book of account, or,

     o on information supplied to such person by the officers of the Company or Another Enterprise in the course of their duties, or

     o on the advice of legal counsel for the Company or Another Enterprise, or

     o on information or records given or reports made to the Company or Another Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or Another Enterprise, provided such person had a reasonable good faith belief in the accuracy of the above described books, records, information, advice, or reports. The provisions of this
          Section 13(b)(4) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in this Section 13, as applicable.

     (5) Expenses Payable in Advance.

     The reasonable expenses incurred by an officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (reasonably satisfactory to the Company) by or on behalf of such officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Section 13(b).

     (6) Nonexclusivity of Indemnification and Advancement of Expenses.

     The indemnification and advancement of expenses provided by or granted pursuant to this Section 13(b) shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of the members of the Company or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The provisions of this Section 13(b) shall not be deemed to preclude the indemnification of any person who is not specified in Section 13(b)(1) or
Section 13(b)(2)
of this Section 13(b) but whom the Company has the power or obligation to indemnify under the provisions of Section 18-108 of the Act, or otherwise.

     (7) Insurance.

     The Company may purchase and maintain insurance on behalf of any person who is or was an officer of the Company, or is or was serving at the request of the Company as an officer, employee or agent of Another Enterprise against any expenses incurred in any proceeding and liabilities asserted against such person's status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 13(b).

     (8) Certain Definitions.

     For purposes of this Section 13(b), references to "the Company" shall include, in addition to the resulting Company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its officers so that any person who is or was an officer of such constituent company serving at the request of such constituent company as an officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or Another Enterprise, shall stand in the same position under the provisions of this Section 13(b) with respect to the resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued. For the purposes of this Section 13(b), the term "Another Enterprise" shall mean any other company, or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as an officer, employee or agent. For purposes of this Section 13(b), references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as an officer, employee or agent of the Company which imposed duties on, or involves services by such officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Section 13(b).

     (9) Survival of Indemnification and Advancement of Expenses.

     The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 13(b) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an officer, or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (10) Limitation on Indemnification.

     Notwithstanding anything contained in this Section 13(b) to the contrary, the Company shall not be obligated to indemnify any officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Initial Member.

     Section 14. Accounting, Records and Books.
                 ------------------------------

     (a) Accounting and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, at the expense of the Company, in accordance with the method of accounting elected to be followed by the Company. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business.

     (b) Books. There shall be kept at such office of the Company as the Member(s) shall determine, within or without the State of Delaware, correct books and records of account of all its business and transactions, minutes of the proceedings of its members, and the membership listing, containing the names and addresses of the Member(s), the number of ownership units held by them, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of ownership units shall be registered, and such other books and records as the Member(s) may from time to time determine.

     Section 15. Termination.
                 ------------

     (a) Termination of the Company; Resignation of Member. The Company shall be dissolved, its Assets shall be disposed of, and its affairs wound up on the first to occur of the following:

          (1) the vote of the Member(s) given for such purpose, except that all votes by the Member(s) to initiate bankruptcy or insolvency proceedings shall not be effective if the Member(s) have not obtained any required consents;

          (2) if there is only one Member, the resignation, expulsion, bankruptcy, liquidation, or dissolution of the Member; or the occurrence of any other event that terminates the continued membership of the Member in the Company;

          (3) the entry of a decree of judicial dissolution under Delaware law;
     or

          (4) any transfer or attempted transfer of an interest in the Company, including, without limitation, a transfer by operation of law that is not in compliance with Section 15(b).

     (b) Assignments; Admission of Additional Members. Subject to applicable securities laws, a Member may assign in whole or in part its interest in the Company. One or more additional members of the Company may be admitted to the Company with the consent of the Initial Member. Any permitted assigns or additional Members shall agree to become a party or parties to this Agreement, as applicable.

     (c) Distribution of Assets. In connection with the dissolution of the Company, and subject to applicable law:


          (1) If the Company is dissolved and its affairs are to be wound up, the Member(s) shall (i) sell or otherwise liquidate all of the Company's Assets as promptly as practicable; (ii) discharge all liabilities of the Company (other than liabilities to the Member(s)), including all costs relating to the dissolution, winding-up, and liquidation and distribution of Assets; (iii) establish such reserves as may be reasonably necessary to provide for contingent liabilities of the Company; (iv) discharge any liabilities of the Company to the Member other than on account of their respective interests in Company capital or profits; and (v) distribute the remaining Assets to the Member(s) in accordance with Section 15 of this Agreement.

          (2) Upon completion of the winding-up, liquidation and distribution of the Assets, the Company shall be deemed terminated, and the Member(s) and the proper officers shall take all actions appropriate and/or necessary to terminate the Company's existence under Delaware law.

     Section 16. Allocation of Profits and Losses. The Company's profits and
                 --------------------------------
losses shall be allocated in proportion to the Capital Contributions of the Member(s).

     Section 17. Transferability of Member(s) Interests.
                 ---------------------------------------

     (a) Restriction on Transfer. The Member(s) may not transfer its Interest unless such transfer is involuntary or by operation of law.

     (b) Transfer for Security. The Member(s) may not pledge, mortgage or otherwise hypothecate all or any part of its right, title and interest in cash distributions to be received from the Company.

     Section 18. Miscellaneous.
                 --------------

     (a) Entire Agreement. This Agreement and the Certificate of Formation constitute the entire agreement by the Member(s) with respect to the subject matter hereof, and supersede any prior agreement or understanding by the Member(s) with respect to such subject matter.

     (b) Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     (c) Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held illegal, invalid, or unenforceable, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby.

     (d) Additional Documents and Acts. The Member(s) agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

     (e) Notices. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member(s) at the address specified in Section 6(a) hereof. The Member(s) or the Company may, at any time by giving five (5) days prior written notice to the other, designate any other address in substitution of the foregoing address to which such notice will be given.

     (f) Amendments. All amendments to this Agreement will be in writing and signed by the Initial Member and such other Member as shall, with the Initial Member, hold a majority of the interests in the Company.

     (g) Title to Company Property. Legal title to all property of the Company will be held and conveyed in the name of the Company.

     (h) Governing Law. This Agreement shall be governed by, interpreted, and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the 1st day of April, 2002.

                                  THE MONY GROUP INC.


                                  By:  /s/Bart Schwartz
                                       ------------------------------
                                       Name:  Bart Schwartz
                                       Title: Senior Vice President
                                              and General Counsel